As filed with the Securities and Exchange Commission on October 24, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

See table of additional registrant guarantors on the following page

Delaware	82-0156045
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
601 West First Ave., Suite 1600
Spokane, Washington 99201
(509) 835-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Lorrie D. Scott
Vice President, General Counsel & Corporate Secretary
Potlatch Corporation
601 West First Ave., Suite 1600
Spokane, Washington 99201
(509) 835-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor
Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, Washington 98101-3099
(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $1 per share		$	$	$
Preferred Stock, no par value
Debt Securities (3)
Convertible Debt Securities (3)
Warrants (4)
Guarantees of Debt Securities (5)
Total		$	$	$

(1)    An indeterminate aggregate initial offering price and number of securities of each identified class are being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)    Subject to note (1), an indeterminate amount of these securities may be senior or subordinated.
(4)    Subject to note (1), an indeterminate number of warrants to purchase shares of common stock is being registered hereunder.
(5)    Each of the entities listed as additional registrant guarantors on the following page may fully and unconditionally guarantee on an unsecured basis the debt securities of Potlatch Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for these guarantees.

Table of Additional Registrant Guarantors

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
PFHI Idaho Investment LLC	Delaware	NA
PFPC McCall Investment LLC	Delaware	NA
Potlatch Forest Holdings, Inc.	Delaware	20-3584816
Potlatch Land & Lumber, LLC	Delaware	01-0908967
Potlatch Timberlands, LLC	Delaware	26-4578419
Potlatch Lake States Timberlands, LLC	Delaware	26-4578581
Potlatch Minnesota Timberlands, LLC	Delaware	26-4288831

*    The address for each additional registrant’s principal executive office is 601 West First Avenue, Suite 1600, Spokane, Washington 99201, and the telephone number for the additional registrant’s principal executive office is (509) 835-1500.

PROSPECTUS

POTLATCH CORPORATION

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Convertible Debt Securities
Warrants

We may, from time to time, offer to sell common stock, preferred stock, debt securities, convertible debt securities or warrants. Our debt securities may be guaranteed by one or more of our subsidiaries, on terms to be determined at the time of the offering. We refer to our common stock, preferred stock, debt securities, guarantees of debt securities, convertible debt securities and warrants collectively as the "securities." The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered. In addition, this prospectus may be used to offer securities for the account of persons other than us.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms of the securities to be offered, and any other information relating to the specific offering, will be set forth in an amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.
You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on The NASDAQ Global Select Market under the symbol "PCH".
Investing in our securities involves risk. Please see the sections entitled "Forward-Looking Information" and "Risk Factors" contained on pages 1 and 2 of this prospectus and in any accompanying prospectus supplement, as well as documents which are incorporated herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 24, 2013.

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ABOUT THIS PROSPECTUS
This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (SEC). By using a shelf registration statement, we and certain securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we or selling securityholders sell securities under this prospectus, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each supplement also will add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. No limit exists on the aggregate amount of the securities we or selling securityholders may sell pursuant to the registration statement of which this prospectus is a part.
You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading "Where You Can Find More Information," before deciding whether to invest in any of the securities being offered. The terms "Potlatch," "we," "us," and "our" refer to Potlatch Corporation and its subsidiaries, unless the context otherwise requires or where otherwise indicated.
This prospectus and any related prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any prospectus supplement are the property of their respective owners.
POTLATCH CORPORATION
Potlatch Corporation is a real estate investment trust, or REIT, with approximately 1.4 million acres of timberlands in Arkansas, Idaho and Minnesota. We derive much of our income from investments in real estate, including the sale of standing timber. Through wholly owned taxable REIT subsidiaries, we operate a real estate sales and development business and five wood products manufacturing facilities that produce lumber and plywood.
Our principal executive offices are located at 601 West First Avenue, Suite 1600, Spokane, Washington 99201, and our telephone number is (509) 835-1500. Our website is http://www.potlatchcorp.com. Information contained on our website does not constitute part of this prospectus.
FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement, the documents incorporated herein by reference and some of our other public filings and statements contain, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “project,” “believe,” “seek,” “schedule,” “estimate,” “could,” “can,” “may,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Factors that could materially affect the forward-looking statements can be found in our periodic reports filed with the SEC and in the discussion of "Risk Factors" in the applicable prospectus supplement. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and some of our other public filings and statements present our views only as of the date that we make them. We expressly disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures

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we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.
RISK FACTORS
An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled "Risk Factors" in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC's Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy, registration and information statements and other information regarding registrants like us that file electronically with the SEC.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the Securities Act). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any applicable prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus certain information required to be included. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), on or after the date of this prospectus (other than information "furnished" under any current report or otherwise "furnished" to the SEC, and XBRL-related information, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K, filed on February 15, 2013, for the year ended December 31, 2012;

•
Our Quarterly Reports on Form 10-Q, filed on April 24, 2013, for the quarter ended March 31, 2013, July 25, 2013 for the quarter ended June 30, 2013 and on October 23, 2013 for the quarter ended September 30, 2013;

•	Our Current Reports on Form 8-K, filed on February 21, 2013, February 27, 2013, May 8, 2013, August 5, 2013 and September 11, 2013; and

•
The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on December 16, 2010, under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

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You may obtain any of the documents incorporated by reference through the SEC or the SEC's website as described above. You may also obtain copies of these documents, other than exhibits (except to the extent such exhibits are specifically incorporated by reference into such documents), free of charge by contacting our investor relations department at our principal executive offices located at 601 West First Avenue, Suite 1600, Spokane, Washington 99201, telephone number (509) 835-1500, or through our website at http://www.potlatchcorp.com. Information contained on our website does not constitute a part of this prospectus.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities to repay or refinance debt, to fund acquisitions, to purchase or redeem our outstanding securities or for general corporate purposes. However, we currently have no commitments or agreements regarding any such use of any net proceeds. Pending the use of net proceeds, we intend to invest these funds in investment-grade short-term interest bearing securities. We will not receive the net proceeds from sales by selling securityholders.
RATIO OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges for each of the periods indicated are set forth in the following table.

	Nine Months Ended September 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008

Ratio of Earnings to Fixed Charges	4.7	3.2	2.5	2.6	3.9	3.2

DESCRIPTION OF SECURITIES
We may offer shares of common stock, preferred stock, debt securities, guarantees of debt securities, convertible debt securities or warrants. We will set forth in the accompanying prospectus supplement a description of the common stock, preferred stock, debt securities, guarantees of debt securities, convertible debt securities or warrants that may be offered under this prospectus. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the accompanying prospectus supplement and other offering material relating to such offering.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.
PLAN OF DISTRIBUTION
We or any selling securityholder may sell our common stock, preferred stock, debt securities, guarantees of debt securities, convertible debt securities and warrants from time to time (i) through underwriters or dealers; (ii) through agents; (iii) directly to one or more purchasers or other persons or entities; (iv) through a combination of these methods of sale; or (v) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement or other appropriate filing.
LEGAL MATTERS
The legality of the securities will be passed upon by Lorrie D. Scott, Vice President, General Counsel and Corporate Secretary of Potlatch Corporation. Certain other legal matters will be passed upon by Perkins Coie LLP. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the accompanying prospectus supplement or other appropriate filing and may opine to certain legal matters.

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EXPERTS
The consolidated financial statements of Potlatch Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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POTLATCH CORPORATION

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Convertible Debt Securities
Warrants

PROSPECTUS

October 24, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount to be Paid
SEC registration fee	$ *
Blue Sky expenses	**
FINRA filing fees	**
The NASDAQ Global Select Market listing fee	**
Transfer Agent and registrar fee	**
Printing costs	**
Legal fees and expenses	**
Trustee fees and expenses	**
Accounting expenses	**
Miscellaneous costs	**
Total	$ **
*    In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**    To be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith.
Article Seventh of Potlatch's Second Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Article 10 of Potlatch Forest Holding, Inc.’s Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized or permitted by law.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.
Section 10 of the limited liability company agreements for each of PFHI Idaho Investment LLC, PFPC McCall Investment LLC, Potlatch Land & Lumber, LLC, Potlatch Timberlands, LLC, Potlatch Minnesota Timberlands, LLC and Potlatch Lake States Timberlands, LLC provide that each entity may indemnify any member, manager, director, officer or other person who was or is a party or is threatened to be made a party to any action by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the entity, or is or was serving at the request of the entity as a member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the entity, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the entity or for amounts paid in settlement to the entity, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Potlatch also maintains insurance policies, for itself and its subsidiaries, that insure its, and its subsidiaries’, officers and directors against certain liabilities. Potlatch has also entered into agreements with its directors and certain of its officers that will require Potlatch, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.
Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify Potlatch, its directors and certain officers and other persons or Potlatch agrees to indemnify the underwriter or underwriters and its agents.
ITEM 16.    EXHIBITS
The following exhibits are filed as part of this registration statement:

Number	Description

(1)*	Form of Underwriting Agreement.

(4)(a)
Second Restated Certificate of Incorporation of Potlatch Corporation, effective February 3, 2006 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Potlatch Corporation on February 6, 2006 (File No. 001-32729)).

(4)(b)
Bylaws of Potlatch Corporation, as amended through February 18, 2009 (incorporated by reference to Exhibit (3)(b) to the Current Report on Form 8-K filed by Potlatch Corporation on February 20, 2009 (File No. 001-32729)).

(4)(c)	Form of Common Stock Certificate (incorporated by reference to Exhibit (4) to the Registration Statement on Form S-4 filed by Potlatch Corporation on September 19, 2005 (File No. 333-128403)).

(4)(d)
Indenture, dated as of November 3, 2009, between Potlatch Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Potlatch Corporation on November 9, 2009 (File Number 001-32729)).

(4)(e)	Form of Senior Notes (included as Exhibit A to the Indenture filed as Exhibit (4)(d)).

(4)(f)	Form of Convertible Debt Indenture.

(4)(g)	Form of Convertible Debt Securities (included in Exhibit (4)(f)).

(4)(h)*	Form of Warrant Agreement (including form of warrant certificate).

(5)(a)	Opinion of Lorrie D. Scott.

(5)(b)*	Opinion of Perkins Coie LLP.

(12)	Computation of Ratio of Earnings to Fixed Charges.

(23)(a)	Consent of KPMG LLP, independent registered public accounting firm.

(23)(b)*	Consent of Perkins Coie LLP (included in Exhibit (5)(b)).

(24)	Power of Attorney (included on signature page).

(25)(a)**	Form T-1 Statement of Eligibility of Trustee under Indenture.

(25)(b)**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*    To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.    UNDERTAKINGS
Each undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on October 24, 2013.

POTLATCH CORPORATION By: /s/ Michael J. Covey Name: Michael J. Covey Title: Chairman of the Board and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Michael J. Covey, Jerald W. Richards and Lorrie D. Scott as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments, and any and all additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of October, 2013.

Signature	Title
/s/ Michael J. Covey Michael J. Covey	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Eric J. Cremers Eric J. Cremers	Director, President and Chief Operating Officer
/s/ Jerald W. Richards Jerald W. Richards	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Boh A. Dickey Boh A. Dickey	Director
/s/ William L. Driscoll William L. Driscoll	Director
/s/ Charles P. Grenier Charles P. Grenier	Director
/s/ Jerome C. Knoll Jerome C. Knoll	Director
/s/ John S. Moody John S. Moody	Director
/s/ Lawrence S. Peiros Lawrence S. Peiros	Director
/s/ Gregory L. Quesnel Gregory L. Quesnel	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on October 24, 2013.

PFHI IDAHO INVESTMENT LLC
PFPC MCCALL INVESTMENT LLC
POTLATCH FOREST HOLDINGS, INC.
POTLATCH LAND & LUMBER, LLC
POTLATCH TIMBERLANDS, LLC
POTLATCH LAKE STATES TIMBERLANDS, LLC
POTLATCH MINNESOTA TIMBERLANDS, LLC

By: /s/ Michael J. Covey
Name: Michael J. Covey
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of October, 2013.

Signature	Title
/s/ Michael J. Covey Michael J. Covey	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Eric J. Cremers Eric J. Cremers	Director, President and Chief Operating Officer
/s/ Jerald W. Richards Jerald W. Richards	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Lorrie D. Scott Lorrie D. Scott	Director

EXHIBIT INDEX

Number	Description

(1)*	Form of Underwriting Agreement.

(4)(a)
Second Restated Certificate of Incorporation of Potlatch Corporation, effective February 3, 2006 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Potlatch Corporation on February 6, 2006 (File No. 001-32729)).

(4)(b)
Bylaws of Potlatch Corporation, as amended through February 18, 2009 (incorporated by reference to Exhibit (3)(b) to the Current Report on Form 8-K filed by Potlatch Corporation on February 20, 2009 (File No. 001-32729)).

(4)(c)	Form of Common Stock Certificate (incorporated by reference to Exhibit (4) to the Registration Statement on Form S-4 filed by Potlatch Corporation on September 19, 2005 (File No. 333-128403)).

(4)(d)
Indenture, dated as of November 3, 2009, between Potlatch Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Potlatch Corporation on November 9, 2009 (File Number 001-32729)).

(4)(e)	Form of Senior Notes (included as Exhibit A to the Indenture filed as Exhibit (4)(d)).

(4)(f)	Form of Convertible Debt Indenture.

(4)(g)	Form of Convertible Debt Securities (included in Exhibit (4)(g)).

(4)(h)*	Form of Warrant Agreement (including form of warrant certificate).

(5)(a)	Opinion of Lorrie D. Scott.

(5)(b)*	Opinion of Perkins Coie LLP.

(12)	Computation of Ratio of Earnings to Fixed Charges.

(23)(a)	Consent of KPMG LLP, independent registered public accounting firm.

(23)(b)*	Consent of Perkins Coie LLP (included in Exhibit (5)(b)).

(24)	Power of Attorney (included on signature page).

(25)(a)**	Form T-1 Statement of Eligibility of Trustee under Indenture.

(25)(b)**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*    To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.